UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007 (July 10, 2007)
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

6330 West Loop South, Suite 300 Houston, Texas (Address of principal executive offices)	77401 (Zip Code)
(713) 579-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 10, 2007, Synthesis Energy Systems, Inc., a Delaware corporation (the “Company”) entered into a Joint Development Agreement (the “Joint Development Agreement”) with Ashmore Energy International, a corporation organized and existing under the laws of the Cayman Islands (“AEI”), pursuant to which the Company will seek to identify and jointly develop, finance and operate various projects involving the conversion of coal, or coal and biomass mixtures, into synthetic gas, or syngas, using the U-GAS® technology, which we license from the Gas Technology Institute (“GTI”), or other alternative technology. The Joint Development Agreement will be for all projects worldwide, other than in North America, certain counties in the European Union, Japan, Australia and New Zealand. The Company’s current projects in China with Shandong Hai Hua Coal & Chemical Company Ltd., Golden Concord (Xilinhot) Energy Investment Co., Ltd. and YIMA Coal Industry Group Co. Ltd., and any future expansion of such projects, are specifically excluded from the Joint Development Agreement. In addition, we may continue to independently pursue equipment sales and licensing opportunities with customers who will use syngas predominately for their own internal consumption.
     The types of projects subject to the Joint Development Agreement include:
•	Projects utilizing syngas or methane to produce refined products, such as methanol, ethanol, dimethyl ether and ammonia

•	Industrial projects using syngas to generate thermal energy

•	Projects providing syngas to power plants which will use the syngas to produce electricity
     The Company and AEI shall seek to identify these types of projects and will then provide an exclusive offer to the other party to co-develop such projects. Both parties have the right, but not the obligation, to invest in up to 50% of the required equity in any project utilizing the U-GAS® technology originated by the other party. For any project that does not utilize the U-GAS® technology, the investment percentage to be offered to the non-originating party ranges from 0% to 35% depending on the type of project. As to any project, either party has the option to withdraw from development of the project at any time prior to a decision to proceed with the project by the board of directors by the applicable project joint venture company. Such decision may be evidenced by, among other things, funding the equity to develop a project, issuing notice to proceed under a construction contract, executing and performing under any other project contracts, or executing and delivering any documents related to the financing of any project.
     The “lead developer” will be agreed to by the parties on a case-by-case basis for each project and in that capacity will be responsible for, among other things, obtaining government approvals, negotiating construction contracts and other agreements and acquiring any necessary financing or real estate to develop the project. For each project, the Company will provide engineering support, equipment and training, all at 110% of the direct cost of such support. The Company will make the U-GAS® technology available for all projects in the markets listed above, even if it is not invested in the project. To facilitate this, and as agreed to by GTI, the joint venture or AEI, as applicable, will be granted a license to use the U-GAS® technology for each project. The Company will receive a one-time installation fee of $10 per Thermal MegaWatt/hr of dry syngas production for each project that utilizes the U-GAS® technology. For projects that the Company co-develops with AEI, the royalty rate shall be negotiated at the time of the development of such project, but the royalty shall in no event exceed $0.50 per MMBtu.
     The Company will form project company joint ventures with AEI for each project that they co-develop. The required capital investments of the parties will be determined based on the percentage ownership in that joint venture. The joint ventures will be managed by a board of directors, with representation split between the Company and AEI also based on the percentage ownership in that joint venture, and will include standard supermajority voting ownership for material decisions. The joint ventures will also have officers that are appointed by AEI and the Company, with the general manager and chief financial officer being appointed by AEI and the deputy general manager and operations manager being appointed by the Company.
     The Joint Development Agreement has a term of five years, subject to the rights of either party to terminate upon a default, subject to applicable cure periods, under the agreement. Although the Company is required to continue to provide the support services for any continuing projects, such obligation will cease on the second anniversary of the termination of the Joint Development Agreement. The Company has the right to terminate the agreement if AEI has not identified and presented, in accordance with defined procedures, at least four prospective projects (as such term is defined in the Joint Development Agreement), within the first twelve months, to the committee, comprised of two representatives from each party, designated for such projects. In addition, if AEI has not purchased 2,000,000 shares of the Company’s common stock on or before September 15, 2007, the Company may terminate the Joint Development Agreement.
     The Joint Development Agreement was filed as Exhibit 10.24 to Amendment No. 1 to the Company’s registration statement on Form SB-2, File No. 333-143817, filed on July 12, 2007 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits
10.1	Joint Development Agreement by and between Synthesis Energy Systems, Inc. and Ashmore Energy International dated July 10, 2007 (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-143817) on Form SB-2 filed on July 16, 2007).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: July 16, 2007	/s/ David Eichinger
David Eichinger
Chief Financial Officer and Senior Vice President of Corporate Development

Exhibit Index
10.1	Joint Development Agreement by and between Synthesis Energy Systems, Inc. and Ashmore Energy International dated July 10, 2007 (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-143817) on Form SB-2 filed on July 16, 2007).